UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 11, 2021 (May 10, 2021)

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock, Par Value $0.01 Per Share; Common stock traded on the New York Stock Exchange; trading symbol UFS.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 11, 2021, Domtar Corporation, a Delaware corporation (“Domtar”), issued a press release announcing that on May 10, 2021, it entered into an agreement and plan of merger (the “Merger Agreement”) with Karta Halten B.V., a private limited company organized under the laws of the Netherlands (“Parent”), Paper Excellence B.V., a private limited company organized under the laws of the Netherlands, Hervey Investments B.V., a private limited company organized under the laws of the Netherlands, and Pearl Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into Domtar (the “Merger”), with Domtar surviving the Merger as a wholly owned subsidiary of Parent.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Additional details regarding the terms of the Merger Agreement will be filed with the Securities and Exchange Commission (the “SEC”) at a later date.

In addition, on May 11, 2021, Domtar held an employee conference call to discuss the proposed transaction. The transcript used during such call is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Domtar and Parent. In connection with the proposed merger, Domtar intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Domtar with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Domtar’s other filings with the SEC may also be obtained from Domtar. Free copies of documents filed with the SEC by Domtar will be made available free of charge on Domtar’s investor relations website at https://www.domtar.com/en/who-we-are/investors-governance/investors.

PARTICIPANTS IN THE MERGER SOLICITATION

Domtar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Domtar’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Domtar is set forth in Domtar’s annual Proxy, which was filed with the SEC on March 25, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release, the information incorporated herein by reference, and other written and oral statements made from time to time by us or on our behalf are based on current expectations, projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance including the proposed transaction between Domtar and Parent. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibits

99.1	Press Release, dated as of May 11, 2021

99.2	Transcipt used during a conference call with Domtar employees on May 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 11, 2021

Exhibit 99.1

For Immediate Release:

PAPER EXCELLENCE ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE DOMTAR

FOR $55.50 PER SHARE IN CASH

(All financial information is in U.S. Dollars)

Strategic transaction to accelerate Paper Excellence’s growth strategy, including entry into attractive US market; expands Domtar’s financial resources, potential customer base and product offerings

Richmond, British Columbia and Fort Mill, South Carolina — May 11, 2021 – Paper Excellence, a global diversified manufacturer of pulp and specialty, printing, writing, and packaging papers, and Domtar (NYSE: UFS) (TSX: UFS), a leading provider of fiber-based products, today announced that they have entered into a strategic business combination under which the Paper Excellence group of companies will acquire all of the issued and outstanding shares of Domtar common stock for $55.50 per share, in cash.

The purchase price represents a premium of approximately 37% to Domtar’s closing share price on May 3, 2021, the last trading day prior to the Domtar’s statement responding to media reports regarding a potential business combination between Domtar and Paper Excellence, and a premium of approximately 44% to the 30-day volume-weighted average price as of May 3, 2021. The all-cash transaction represents an enterprise value of approximately $3.0 billion.

After the transaction closes, Paper Excellence intends to continue the operations of Domtar as a stand-alone business entity. As such, Domtar will continue to be led by its management team and Paper Excellence plans to retain its corporate and production locations.

Joe Ragan, Global Chief Financial Officer of Paper Excellence, commented, “We are excited to add Domtar and its employees to the Paper Excellence global family. This marks a major step in our global strategy of identifying well-positioned assets and positioning them for growth. Domtar is a natural fit for our culture of operational excellence. We are enthusiastic about entering the American market as we continually improve Paper Excellence’s ability to serve its expanding blue-chip customer base.”

“We have long admired Domtar’s expansive global footprint and believe that it will be a valuable addition to Paper Excellence. We look forward to investing in Domtar’s assets and people for long-term growth,” concluded Mr. Ragan.

“This agreement enables our shareholders to realize certain and immediate cash value at a significant premium for their shares,” said John D. Williams, President and Chief Executive Officer of Domtar. “This transaction validates our long-term strategic plan for our leading paper and pulp businesses, and for our continued expansion into packaging.”

“Our dedicated employees have been instrumental to Domtar’s success and I am glad to see that this transaction supports the strategy that our team has worked so hard to develop over the last several years,” continued Mr. Williams. “As part of Paper Excellence, we will build on that momentum.”

Transaction Details

The agreement has been unanimously approved by the Domtar Board of Directors. The transaction is expected to close in the second half of 2021, subject to Domtar shareholder approval, receipt of the required regulatory approvals and other customary closing conditions.

Advisors

Barclays is serving as exclusive financial advisor to Paper Excellence and Latham & Watkins, LLP, McMillan, LLP, Miller Titerle LLP, and Mehigan LLP, are serving as legal advisors to Paper Excellence.

Morgan Stanley & Co. LLC, is serving as exclusive financial advisor to Domtar and Debevoise & Plimpton LLP, and Osler, Hoskin & Harcourt, LLP, are serving as legal advisors to Domtar.

Forward-Looking Statements

Certain statements contained in this press release, the information incorporated herein by reference, and other written and oral statements made from time to time by us or on our behalf are based on current expectations, projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance including the proposed transaction between Domtar and Paper Excellence. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Domtar and Paper Excellence. In connection with the proposed merger, Domtar intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Domtar with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Domtar’s other filings with the SEC may also be obtained from the company. Free copies of documents filed with the SEC by Domtar will be made available free of charge on Domtar’s investor relations website at https://www.domtar.com/en/who-we-are/investors-governance/investors.

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Participants in the Solicitation

Domtar’s directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of Domtar is set forth in Domtar’s annual Proxy, which was filed with the SEC on March 25, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.

About Paper Excellence

Paper Excellence, headquartered in British Columbia, is a diversified manufacturer of pulp and specialty, printing, writing, and packaging papers. The company operates seven mills in Canada producing and shipping over 2.8 million tonnes annually with a workforce of more than 2,800. Paper Excellence is poised to continue to grow with its strategy of operational excellence and high-quality, cost-effective products. For more information on Paper Excellence, please visit www.paperexcellence.com.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and airlaid nonwovens. With approximately 6,400 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $3.7 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Paper Excellence Contacts

Media

Ross Lovern / Hallie Wolff

Kekst

Tel.: 917-842-7205 / 917-842-1127

Domtar Contacts

Investors

Nicholas Estrela

Director

Investor Relations

Tel.: 514-848-5049

Media

David Struhs

Vice-President

Corporate Services & Sustainability

Tel.: 803-802-8031

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Exhibit 99.2

Script for Call with Employees

Day of Public Announcement

[Audio-only; Listen-only; No questions; Recorded]

•	Thank you for joining the call.

•

As you know, last week we confirmed that Domtar and Paper Excellence were engaged in discussions regarding a potential business combination or acquisition. I wanted you to be among the first to know that those discussions have concluded with an agreement.

•	The press release that we just posted announcing the terms of this agreement can be found on Canopy and on Domtar’s website under the investor section.

•	This transaction creates significant value for all of Domtar’s stockholders. Paper Excellence is paying a substantial premium to acquire all of the outstanding shares of Domtar stock.

•	This transaction also validates the quality of our assets, the soundness of our growth strategy, and – most of all – the talent and performance of our people.

•	It is highly rewarding that our strategy and your good work is being recognized and rewarded like never before.

•	I have had a number of calls with the Chairman of Paper Excellence. He has a keen appreciation for what you have built. He wants to invest in our plan and our people for the long term.

•

Paper Excellence is a privately-owned company in the pulp, paper, and packaging business. They have mills in Canada, France, and Brazil. The company does not currently have any manufacturing operations in the United States, nor does it produce fluff pulp, airlaid nonwovens or linerboard.

•

Changing from being a publicly traded company to a privately-owned company will create some advantages for our business. A private, strategic owner that embraces our long-term growth strategy brings both greater stability and more flexibility to our business.

•	Of course, I appreciate you must also be wondering: “What is about to change for me?” The answer is, in the near term, “Very little.”

•	There are no facility closures planned. Our offices in Montreal and Fort Mill will remain as they are. There are no layoffs anticipated.

•

The Domtar name, our organizational structure, our management team, our manufacturing assets, our customers, our suppliers – all stay the same. And so too does our commitment to caring for our employees.

•	We will continue to be a Delaware-registered U.S. corporation, with our own balance sheet, owned by the Paper Excellence family.

•	What we make and sell, where we make it and, importantly, how we work is not changing. Our values are not changing.

•

Indeed, our customer engagement, our product innovation, our leadership in sustainability, and our accomplishments in safety – are recognized and valued by Paper Excellence. Much of the premium valuation they are paying is for our management competencies in these areas.

•	I expect our performance in these areas will serve as a model for Paper Excellence’s other companies. This will be as transformational for Paper Excellence as it is for us – maybe more so.

•

Domtar is a much larger company than Paper Excellence is today. Our reputation and our know-how are a big part of the attraction for Paper Excellence. They do not want to dismantle what they are paying a premium to buy. Indeed, they want to leverage these values for long-term growth.

•

The agreement we just announced will take some time to execute. The closing will likely occur in the second half of the year. It is important to remember that – until the deal is closed – we remain competitors with Paper Excellence. It is important that you conduct business as usual.

•	Of course, this will be an ongoing process. As more information becomes available, we will share it with you.

•	In the meantime, please share your questions. They can be sent to Communications@domtar.com. You can also use the “Ask a Leader” button on Canopy. I promise every question will get a timely response.

•	Thank you again for your hard work, which is clearly well recognized and appreciated – as evidenced by today’s announcement.

•	This new ownership agreement recognizes Domtar’s full potential for the long term – and your bright future as part of this growing business.

•	I’ll be in touch again soon. Thanks for joining this call. Stay focused and stay safe.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Domtar and Paper Excellence. In connection with the proposed merger, Domtar intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Domtar with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Domtar’s other filings with the SEC may also be obtained from the company. Free copies of documents filed with the SEC by Domtar will be made available free of charge on Domtar’s investor relations website at https://www.domtar.com/en/who-we-are/investors-governance/investors.

Participants in the Solicitation

Domtar’s directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of Domtar is set forth in Domtar’s annual Proxy, which was filed with the SEC on March 25, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.